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Exhibit 23(e)

Consent of
Barbara S. Graham

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of The Dayton Power and Light Company in the Registration Statement of The Dayton Power and Light Company on Form S-4 (including all amendments or supplements thereto) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

By:	/s/ Barbara S. Graham Barbara S. Graham

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  Exhibit 23(e)
Consent of Barbara S. Graham